UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 5, 2022

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC
6.125% Corporate Units	AEPPZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2022, Nicholas K. Akins, Chair of the Board, Chief Executive Officer and President of American Electric Power Company, Inc. (“AEP” or the “Company”), notified the Company that he will resign as President of the Company effective August 10, 2022, and then, effective as of December 31, 2022, he will resign from his position as Chief Executive Officer of the Company. Also, effective January 1, 2023, Mr. Akins was elected Executive Chair of the Board of Directors of the Company (“Board”) for a transition period to be determined by the Board, and during that transition period he will continue to serve as an executive and employee of the Company.

Under the Company’s chief executive officer succession plan, and in connection with Mr. Akins’ transition, on August 5, 2022, the Board appointed Julia A. Sloat, the Company’s current Executive Vice President and Chief Financial Officer, to serve as its President and Chief Financial Officer, effective as of August 10, 2022, and as its President and Chief Executive Officer, effective as of January 1, 2023. As Chief Executive Officer, Ms. Sloat will serve as AEP’s principal executive officer.

Ms. Sloat, age 53, has been Executive Vice President and Chief Financial Officer of the Company since January 2021. Ms. Sloat was named as Senior Vice President – Treasury and Risk in 2019 and served as President and Chief Operating Officer of AEP Ohio from 2016 to 2019. Prior to that, Ms. Sloat held several leadership positions in the Finance and Regulatory Services departments. In addition to her AEP career, Ms. Sloat was Vice President of Corporate Finance and Investor Relations at Tween Brands, Inc., and earlier in her career was employed by Bank One (JP Morgan Chase) as a bank debt underwriter and buy side equity analyst covering the electric utility sector. She also worked for M&T Mortgage Group, a subsidiary of M&T Bank Corp. Ms. Sloat earned a Bachelor of Science in Business Administration with a double major in Finance and Economics and a Master of Business Administration degree from The Ohio State University. Ms. Sloat completed the Nuclear Reactor Technology Program at MIT in June 2019. Ms. Sloat serves on the board of directors for Evoqua Water Technologies Corp and as chair of the board of directors for the James Cancer Hospital Foundation. She also serves on the board of Ohio Valley Electric Corporation and Pelotonia.

There are no arrangements or understandings between Ms. Sloat and any other person pursuant to which Ms. Sloat was appointed as President and Chief Executive Officer. Ms. Sloat does not have any family relationships with any of the Company’s directors or other executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K.

In connection with her appointment as the President, Ms. Sloat’s annual base salary will be increased to $850,000. Ms. Sloat’s target under AEP’s annual incentive compensation plan (the “ICP”) will be increased to 90% of her annual salary.

Compensation changes for Mr. Akins and Ms. Sloat in connection with the foregoing management changes that are effective January 1, 2023 will be determined at a later date and disclosed in an amendment to this Form 8-K.

A copy of the Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

99.1 Press Release dated August 10, 2022

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title:	Assistant Secretary

August 10, 2022